EXHIBIT 13.2
Certification by the Chief Financial Officer
Pursuant to Section 906 of the Sarbanes Oxley Act of 2002
     In connection with the Annual Report on Form 20-F of Concord Medical Services Holdings Limited (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve Sun, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to my knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 30, 2010

By:	/s/ Steve Sun
	Name:	Steve Sun
	Title:	Chief Financial Officer